Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Galena Biopharma, Inc.

Lake Oswego, Oregon

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167025, No. 333-174076, No. 333-182505, No. 333-181589), Form S-3MEF (No. 333-185526) and Form S-8 (No. 333-183300 and No. 333-182578) of Galena Biopharma, Inc. of our reports dated March 12, 2013, relating to the consolidated financial statements, and the effectiveness of Galena Biopharma, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 12, 2013